CONTINUED UNDER THE BVI BUSINESS COMPANIES ACT, 2004 (AS AMENDED)

16417

XTRA-GOLD RESOURCES CORP.

NUMBER

NO4472551

SHARES

*0*****
0**
0
****0**
*****0*

THIS CERTIFIES THAT

SPECIMEN
SPECIMEN
SPECIMEN

IS THE REGISTERED HOLDER OF

ZERO

CUSIP: G9829R103
ISIN: VGG9829R1038

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITH NO PAR VALUE

in the above named company transferable on the books of the company by the registered holder.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the company.

IN WITNESS WHEREOF the company has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

President

Secretary and Treasurer

DATED: **26 SEPTEMBER 2012**

COUNTERSIGNED AND REGISTERED
OLYMPIA TRANSFER SERVICES INC. TORONTO, ONTARIO
TRANSFER AGENT AND REGISTRAR

SPECIMEN

BY: ______________________
Authorized Officer

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The shares evidenced by this Certificate are transferable at the offices of Olympia Transfer Services Inc. in the City of Toronto, Ontario

4472551